United States

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 8, 2004




                           Treasury International, Inc.
                  ---------------------------------------------
                 (Exact name of registrant specified in charter)

    Delaware                    0-28514                    98-0160284
----------------          -------------------          -------------------
(State of                  (Commission File              (IRS Employer
Incorporation)              Number)                    Identification No.)


                               422 Montana Avenue
                                  Libby, Montana           59923
                ---------------------------------------  --------
               (Address of principal executive offices) (Zip Code)

                                 (406) 293-7299
               --------------------------------------------------
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)
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ITEM 2. PURCHASE OF ASSETS.

On April 8, 2004, Treasury International, Inc. (the "Registrant") through its wholly owned subsidiary American Sports Academy, Inc. (ASA, Inc.) purchased substantially all of the assets of Imani Motors USA a sole proprietorship owned by Scott A. Frye.

The Registrant paid $200,000 plus shares representing 50% of ASA, Inc. ASA, Inc. will change its name to Imani Motor USA, Inc. and Mr. Frye will be appointed to the Board of Directors of the Registrant. The Registrant has also agreed to pay royalties of up to $3,868 from the purchase price received from the sale of each car.

Imani has developed a new motor vehicle to be manufactured by Imani under the "Imani" brand name. Imani has built three prototypes: a 2 door Sport Roadster, a 4 door Sport Truck and a 2 door Sport Coupe. The Company is still in the development stage and intends to begin selling and manufacturing its cars in the fall of 2004.


ITEM 7. FINANCIAL STATEMENTS and EXHIBITS.

(c) Exhibits

         10.6     Agreement between Registrant and Scott A. Frye.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Treasury International, Inc.


Dated: April 27, 2004               By: /s/ Dale Doner
                                       ----------------------------------------
                                       Dale Doner, President
















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